AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL __, 2000

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  -------------

                          HERTZ TECHNOLOGY GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                             13-896069
(State or Other Jurisdiction                                (I.R.S. Employer
     of Incorporation or                                     Identification
         Organization)                                           Number)

                          75 Varick Street, 11th Floor
                               New York, NY 10013
                                 (212) 634-4000
               (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Executive Offices)

                          -----------------------------

               Hertz Technology Group, Inc. 1996 Stock Option Plan

                            (Full Title of the Plan)

                                  Eli E. Hertz
                          Hertz Technology Group, Inc.
                          75 Varick Street, 11th Floor
                               New York, NY 10013
                                 (212) 634-4000
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                  Please send copies of all correspondence to:

                            Howard L. Weinreich, Esq.
                       Morse, Zelnick, Rose & Lander, LLP
                                 450 Park Avenue
                          New York, New York 10022-2605
                          Telephone No. (212) 838-4312
                             Fax No. (212) 838-9190

                              --------------------

                        Calculation of Registration Fees

=================================================================================================================
                                                        Proposed Maximum     Proposed Maximum
   Title of Securities                Amount to be       Offering Price     Aggregate Offering      Amount of
     to be Registered                Registered (1)        per Share               Price         Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock (par value $.001
per share issuable pursuant to
options granted or to be granted
under the 1996 Stock Option Plan,
as amended (the "1996 Plan")
-----------------------------------------------------------------------------------------------------------------
    Common Stock issuable upon
    exercise of options granted
    under the 1996 Plan (2)             335,452              $1.64                  $550,141            $145.24
-----------------------------------------------------------------------------------------------------------------
    Common Stock issuable pursuant
    to options that may be granted
    under the 1996 Plan (3)             414,548              $3.031               $1,256,495           $331.71
-----------------------------------------------------------------------------------------------------------------
Common Stock (par value $.001)
issuable upon exercise of options
granted outside the 1996 Plan
("Additional Options") (4)            1,278,000              $1.49 (4)            $1,904,220           $502.71
-----------------------------------------------------------------------------------------------------------------
Total                                 2,028,000                                   $3,710,856           $980.66
=================================================================================================================

      (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares or rights which by reason of certain events specified in the 1996 Plan become subject to the Plan.

      (2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $1.64 per share for outstanding options to purchase a total of 335,452 shares of Common Stock.

      (3) Calculated in accordance with Rule 457(c) and Rule 457(h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low sales prices reported on the Nasdaq SmallCap Market on April 13, 2000, with respect to shares available for grant under the 1996 Plan.

      (4) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $1.49 per share for outstanding options to purchase a total of 1,278,000 shares of Common Stock.

================================================================================

                          HERTZ TECHNOLOGY GROUP, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in this Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated in this Prospectus by reference:

      (1)   Annual Report on Form 10-KSB for the fiscal year ended August 31,
            1999;

      (2)   Quarterly Report on Form 10-QSB for the quarter ended November 30,
            1999;

      (3) Quarterly Report on Form 10-QSB on the quarter ended February 29, 2000; and

      (4) The description of the Company's Common Stock, contained in the Company's Registration Statement on Form 8-A registering such shares pursuant to Section 12 of the Exchange Act, including any amendment or report updating such information.

      Each document filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

      The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this registration statement is delivered, upon the written or oral request of any such person, a copy of any document incorporated by reference in this registration statement (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Hertz Technology Group, Inc., 75 Varick Street, 11th Floor, New York, NY 10013, (212) 634-4000, Attention: Eli E. Hertz, President.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

      Sections 145 of the Delaware General Corporation Law grants to the Company the power to indemnify the officers and directors of the Company, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

      The Company's certificate of incorporation provides as follows:

      "TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

Item 7. Exemption From Registration Claimed

Not Applicable

Item 8. Exhibits

Unless otherwise indicated, the following exhibits are incorporated by reference from the Company's Registration Statement on Form SB-2 as well as any amendments thereto (SEC File Number 333-9783 referencing the exhibit number used in such Registration Statement).

Exhibit No.             Description
-----------             -----------

3.1A                    Certificate of Incorporation of the Company

3.1B Certificate of Amendment of Certificate of Incorporation of the Company (Filed on September 9, 1996)

3.1C Certificate of Amendment of Certificate of Incorporation (Filed November 2, 1998)*

3.1D Certificate of Amendment of Certificate of Incorporation (Filed February 10, 1999)*

3.1E Certificate of Amendment of Certificate of Incorporation (Filed March 20, 2000)*

3.2                     By-Laws of the Company

4.5                     1996 Stock Option Plan, as amended

4.6                     Form of Stock Option Agreement pursuant to 1996 Stock
                        Option Plan*

4.7                     Form of Additional Stock Option Agreement*

5.1 Opinion of Morse, Zelnick, Rose & Lander, LLP as to legality of the securities being registered*

23.1A Consent of Goldstein Golub Kessler LLP (independent public accountants)*

23.2 Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)

24                      Power of Attorney (included in signature page)

-------------------------

*     Filed herewith.

Item 9. Undertakings

      The undersigned hereby undertakes:

      (a) To file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraph (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on this 14 day of April, 2000.

                                           HERTZ TECHNOLOGY GROUP, INC.


                                     By:   /s/  Eli E. Hertz
                                           -------------------------------------
                                           Eli E. Hertz,
                                           President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry J. Goldsammler and Howard L. Weinreich, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre-or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might not could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on April 14, 2000.

Signatures                           Title
----------                           -----

/s/ Eli E. Hertz                     Chairman, President, and Chief
-----------------------------        Executive Officer
Eli E. Hertz


/s/ I. Marilyn Hertz                 Vice Chairperson and Director
-----------------------------
I. Marilyn Hertz


/s/ Barry J. Goldsammler             Senior Vice President, Chief Financial
-----------------------------        and Accounting Officer and Director
Barry J. Goldsammler


/s/ Beryl Ackerman                   Director
-----------------------------
Beryl Ackerman


/s/ Bruce Borner                     Director
-----------------------------
Bruce Borner

                           HERTZ TECHNOLOGY GROUP INC.

                                INDEX OF EXHIBITS

Unless otherwise indicated, the following exhibits are incorporated by reference from the Company's Registration Statement on Form SB-2 as well as any amendments thereto (SEC File Number 333-9783 referencing the exhibit number used in such Registration Statement).

Exhibit No.             Description
-----------             -----------

3.1A                    Certificate of Incorporation of the Company

3.1B Certificate of Amendment of Certificate of Incorporation of the Company (Filed on September 9, 1996)

3.1C Certificate of Amendment of Certificate of Incorporation (Filed November 2, 1998)*

3.1D Certificate of Amendment of Certificate of Incorporation (Filed February 10, 1999)*

3.1E Certificate of Amendment of Certificate of Incorporation (Filed March 20, 2000)*

3.2                     By-Laws of the Company

4.5                     1996 Stock Option Plan, as amended

4.6                     Form of Stock Option Agreement pursuant to 1996 Stock
                        Option Plan*

4.7                     Form of Additional Stock Option Agreement*

5.1 Opinion of Morse, Zelnick, Rose & Lander, LLP as to legality of the securities being registered*

23.1A Consent of Goldstein Golub Kessler LLP (independent public accountants)*

23.2 Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)

24                      Power of Attorney (included in signature page)

-------------------------

*     Filed herewith.